Exhibit 99.2
September 19, 2007
Sylvia D. Summers
14341 Vickery Lane
Saratoga, CA 95070
Dear Sylvia:
We are pleased to make this offer of employment to you with Trident Microsystems, Inc. (“Trident”). Your position with Trident will be that of Chief Executive Officer, reporting to the Board of Directors. The details of this offer, including the compensation package, are as follows:
•	Your base salary will be $495,000.00 per year, paid on a semi-monthly basis at a rate of $20,625.00.

•	You will be eligible to participate in Trident’s medical, dental, and life insurance programs.

•	You will be entitled to four (4) weeks of paid time off.

•	Upon the approval of the Compensation Committee of Trident’s Board of Directors, (“Compensation Committee”) you will be granted the equity incentive awards described in Appendix A, subject to the terms set forth therein.

•	You will be eligible to participate in Trident’s Executive Bonus Plan and your target bonus payment will be 100% of your annual base salary, as described in Appendix B.

•	In the event that your employment with Trident is terminated, you will be eligible to receive the applicable severance benefits set forth in Appendix C.

•	In the event that your employment with Trident is terminated following a “Change in Control” of Trident, you will be eligible to receive the applicable benefits set forth in Appendix D.
Within three (3) days of the start of your employment you will be required, as a condition of your employment, to complete the following:
•	You must provide acceptable documentation of proof of your eligibility to work in the United States as required by the Immigration and Naturalization Act (I-9).

•	You will be required to sign Trident’s standard form of Employment, Proprietary Information and Invention Assignment Agreement, including a non-solicitation covenant of twenty-four (24) months’ duration.
Trident is a dynamic, fast growing company whose success depends upon the contributions of talented individuals such as you. You can accept this offer by signing below, indicating your anticipated start date, and returning this copy to David Teichmann, our General Counsel and Vice President of Human Resources. Should you have any questions or if you need additional information please feel free to contact me or David.
This offer of employment is contingent upon your ability to comply with the employment authorization provisions of the Immigration & Naturalization Act as well as the successful completion of your background investigation and your formal appointment by Trident’s Board of Directors. In addition, this offer is conditioned upon your acceptance, in writing, by September 24, 2007.
Sincerely,
/s/Glen M. Antle
Glen M. Antle
Chairman & Acting Chief Executive Officer

September 19, 2007
Sylvia D. Summers

ACKNOWLEDGMENTS & ACCEPTANCE
I accept this employment offer with the understanding that it is not a contract for a fixed term or specified period of time. I understand that my employment is voluntary, “at will” and can be terminated either by me or by Trident at any time, with or without notice and with or without cause, subject to the terms of this letter. The provisions stated in this offer letter supersede all prior representations or agreements, whether written or oral. This offer letter may not be modified or amended except by a written agreement, signed by the Chairman of the Board of Directors or its Compensation Committee and me.
I understand that Trident intends that income provided to me pursuant to this employment offer, including income resulting from the arrangements described in the appendices hereto, will not be subject to taxation under Section 409A of the Internal Revenue Code. I agree that the provisions of this employment offer will be interpreted and construed in favor of satisfying any applicable requirements of Section 409A. However, I understand that Trident does not guarantee any particular tax effect for income provided to me pursuant to this employment offer. I agree that, except for Trident’s responsibility to withhold applicable income and employment taxes from compensation paid or provided to me, Trident will not be responsible for the payment of any applicable taxes on compensation paid or provided to me pursuant to this employment offer.
I agree that during my employment with Trident I will not serve as a member of more than one other company’s board of directors (excluding the board of directors of any Trident subsidiary), and that prior approval of my membership on such external board of directors must be obtained from Trident’s Board of Directors.

/s/ Sylvia D. Summers Sylvia D. Summers	September 20, 2007 Date	October 17, 2007 Anticipated Start Date

September 19, 2007
Sylvia D. Summers

Appendix A
Equity Incentive Awards
Initial Hire-on Option Grant
Upon the approval of the Compensation Committee, at its first regularly scheduled meeting following your employment start date, you will be granted a non-qualified stock option to purchase 220,000 shares of Trident’s common stock at an exercise price per share equal to the closing price of a share of Trident’s common stock on the Nasdaq Global Market on the effective date of grant. Subject to your continued performance of services with Trident through each respective vesting date, the shares subject to this stock option will vest and become exercisable over a four-year period at the rate of 25% of such shares upon each of the first four anniversaries of your employment start date. Your stock option will be granted under and subject to the terms and conditions of the 2006 Equity Incentive Plan and Trident’s standard stock option agreement, as modified by this letter, which you will be required to sign as a condition to receiving this option.
Initial Hire-on Restricted Stock Award
Upon the approval of the Compensation Committee, at its first regularly scheduled meeting following your employment start date, you will be granted a restricted stock award consisting of 30,000 shares of Trident’s common stock. These shares will be subject to automatic forfeiture if your performance of services with Trident terminates prior to the date on which the shares vest. Subject to your continued performance of services with Trident through each respective vesting date, the shares subject to this restricted stock award will vest over a four-year period at the rate of 25% upon each of the first four anniversaries of your employment start date. Your restricted stock award will be granted under and subject to the terms and conditions of the 2006 Equity Incentive Plan and Trident’s standard form of restricted stock agreement, as modified by this letter, which you will be required to sign as a condition to receiving the award.
Performance-Based Restricted Stock Award
Upon the approval of the Compensation Committee, at its first regularly scheduled meeting following your employment start date, you will be granted a performance-based restricted stock award consisting of 110,000 shares of Trident’s common stock. This award will vest, if at all, in four components, with the vesting of each component requiring that a Trident common stock price target be achieved on or after one of the first four anniversaries of your employment start date, as specified in the award agreement. The Trident common stock price targets will be established by Trident’s Compensation Committee in consultation with you prior to the grant date and must be achieved prior to the 10th anniversary of your employment start date. An amount equal to 25% of the shares subject to this restricted stock award will vest on the date that the applicable price target is achieved on or after the specified anniversary of your employment start date, provided that your service with Trident has not terminated prior to the target price achievement date. Your restricted stock award will be granted under and subject to the terms and conditions of the 2006 Equity Incentive Plan and Trident’s standard form of restricted stock agreement, as modified by this letter, which you will be required to sign as a condition to receiving the award.
Special Vesting and Exercise Terms
Vesting and exercisability of all equity incentive awards that may be granted to you during your employment by Trident, including those described herein, will be subject to the terms of Appendices C and D to this letter.

September 19, 2007
Sylvia D. Summers

Stock Ownership Guidelines
During your period of employment as the Chief Executive Officer, you agree to a guideline of maintaining beneficial ownership of no less than the number of shares of Trident common stock that has a value equal to four times your annual base salary. You agree to strive to achieve this level of stock ownership by no later than the fourth anniversary of your employment start date. During those four years, you agree to steadily increase your ownership, using as a guideline retaining ownership of the net of tax proceeds from your exercise of stock options and vesting of restricted stock and performance shares with a goal of increasing ownership annually by roughly the amount of your annual base salary until the guideline is achieved.

/s/ Sylvia D. Summers
Sylvia D. Summers

September 19, 2007
Sylvia D. Summers

Appendix B
Executive Bonus Plan
You will be eligible to participate in Trident’s Executive Bonus Plan at a target rate of 100% of your annual base salary. Maximum potential payout is 200% of your annual base salary.
The actual bonus, if any, you earn under the Executive Bonus Plan will be based upon Trident’s achievement of annual performance goals determined by the Board of Directors and/or Compensation Committee. In addition, you must be an active employee on the date of the bonus payment to be entitled to receive a bonus under the Executive Bonus Plan, subject to any greater severance rights that you may have under Appendix C. The detailed terms and conditions of the Executive Bonus Plan are defined yearly by the Board of Directors and/or Compensation Committee and are subject to change at the Board of Directors’ and/or Compensation Committee’s discretion from year to year.

/s/ Sylvia D. Summers
Sylvia D. Summers

September 19, 2007
Sylvia D. Summers

Appendix C
Severance Benefits
Termination of Employment without Cause or Resignation for Good Reason. Trident may terminate your employment at any time without “Cause” (as defined in Appendix D). If Trident terminates your employment without Cause or you terminate your employment for “Good Reason” (as defined in Appendix D), Trident will provide you with the payments and benefits described in this paragraph provided that prior to the sixtieth (60th) day following such termination you have executed a general release of known and unknown claims in a form approved by Trident’s legal counsel and the period for revocation of such release has lapsed without the release having been revoked:
     (a) Payment in a lump-sum on the sixtieth (60th) day following such termination of employment in an amount equal to the sum of (i) twelve (12) months’ of your base salary and (ii) your annual target bonus determined in accordance with Appendix B. Your base salary and target bonus rates for this purpose will be the amounts in effect immediately prior to your termination of employment, disregarding any reduction in such rates which constitutes a condition with respect to which you have resigned for Good Reason.
     (b) Commencing on the sixtieth (60th) day following such termination of employment, Trident will reimburse you for insurance premiums for up to twelve (12) months of COBRA insurance coverage (including reimbursement to you of any premiums you have paid during such sixty (60) day period). Such insurance premium reimbursement will be provided until the earlier of (i) twelve (12) months following your employment termination date, or (ii) the date on which you first become eligible to obtain other group health insurance coverage provided to you by a third party. Notwithstanding the foregoing, payment of such premium reimbursements shall not commence unless and until you have incurred a “separation from service,” as such term is defined by Treasury Regulations issued pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Section 409A Regulations”).
     (c) Vesting of any unvested options and restricted stock granted to you during your employment by Trident will be automatically accelerated effective on the date of such termination, such that an additional twelve (12) months of advance vesting will occur without regard to the satisfaction of any other conditions pertaining to the right of repurchase or vesting that would otherwise apply.
Termination of Employment upon a Qualifying Event. In the event of your termination of employment constituting a “Qualifying Event” (as defined in Appendix D), Trident will provide you with the payments and benefits described in this paragraph provided that prior to the sixtieth (60th) day following such termination you have executed a general release of known and unknown claims in a form approved by Trident’s legal counsel and the period for revocation of such release has lapsed without the release having been revoked:
     (a) Payment in a lump-sum on the sixtieth (60th) day following such termination of employment in an amount equal to the sum of (i) twenty-four (24) months’ of your base salary and (ii) two (2) times your annual target bonus determined in accordance with Appendix B. Your base salary and target bonus rates for this purpose will be the amounts in effect immediately prior to your termination of employment, disregarding any reduction in such rates which constitutes a condition with respect to which you have resigned for Good Reason.
     (b) Commencing on the sixtieth (60th) day following such termination of employment, Trident will reimburse you for insurance premiums for up to eighteen (18) months of COBRA insurance coverage (including reimbursement to you of any premiums you have paid during such sixty (60) day period). Such insurance premium reimbursement will be provided until the earlier of (i) eighteen (18) months following your employment termination date, or (ii) the date on which you first become eligible to obtain other group health insurance coverage provided to you by a third party. Notwithstanding the foregoing, payment of such premium

September 19, 2007
Sylvia D. Summers

reimbursements shall not commence unless and until you have incurred a “separation from service” within the meaning of the Section 409A Regulations.
     (c) In the event that during the period beginning with the nineteenth (19th) month and ending with the twenty-fourth (24th) month following the date of your termination of employment you incur expenses for medical insurance premiums that are not paid or reimbursed by a third party, Trident will reimburse you for your monthly medical insurance premiums in an amount not to exceed the monthly premium in effect for purposes of subparagraph (b) above as of the date of your termination of employment. Any reimbursement you are entitled to receive pursuant to this subparagraph will (i) be paid no later than the last day of the calendar year following the calendar year in which the expense was incurred, (ii) not be affected by any other expenses that are eligible for reimbursement in any calendar year and (iii) not be subject to liquidation or exchange for another benefit. Notwithstanding the foregoing, payment of such premium reimbursements shall not commence unless and until you have incurred a “separation from service” within the meaning of the Section 409A Regulations.
     (d) You will also be eligible to receive the stock option and restricted stock vesting acceleration benefits set forth in Appendix D.
Calculation of Payment. Notwithstanding anything set forth herein to the contrary, in the event that payments or benefits due to you under this Appendix C or under Appendix D would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, then Trident will pay or provide the amount of such payments and benefits which, on an after-tax basis, taking into account all Federal, state and local taxes, including excise taxes, results in the greatest net benefit to you, as determined by an independent public accountant selected by Trident. The determination by such accountant will be binding on Trident and you. Trident and you will furnish such information and documents as the accountant may reasonably request in order to perform such determination. Trident will pay all fees and expenses charged by the accountant for such services.
Compliance with Section 409A Regulations. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Appendix C which constitutes a “deferral of compensation” within the meaning of the Section 409A Regulations shall be paid unless and until you have incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that you are a “specified employee” of Trident as of the date of your separation from service, no amount that constitutes a deferral of compensation shall paid to you before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of your separation from service or, if earlier, the date of your death following such separation from service. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

/s/ Sylvia D. Summers
Sylvia D. Summers

September 19, 2007
Sylvia D. Summers

Appendix D
Termination of Employment Following Change in Control
If Trident or its successor elects to terminate your employment without “Cause” or you voluntarily terminate your employment for “Good Reason” upon or within two (2) years following the effective date of a Change in Control, as defined below (such termination being a “Qualifying Event”), the vesting of any options and restricted stock granted to you during your employment by Trident will be automatically accelerated in full effective on the date of the Qualifying Event, without regard to the satisfaction of any other conditions pertaining to vesting that would otherwise apply. In such event, the period within which you may exercise any vested options (including options as to which vesting has been accelerated by operation of this paragraph) will be extended to the earlier of one year following the Qualifying Event or the termination of the options’ respective original terms.
In addition, you will receive the applicable severance benefits defined in Appendix C.
“Change in Control” means:
     (a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 who, by the acquisition or aggregation of securities, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Trident representing 50% or more of the combined voting power of Trident’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote on elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of Trident’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of Trident; or
     (b) the consummation of a merger or consolidation of Trident with or into another entity or any other corporate reorganization, if persons who were not stockholders of Trident immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or
     (c) a change in the composition of the Board, as a result of which the individuals who immediately prior to such change constitute the Board (the “Incumbent Board”) cease to constitute a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by Trident’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such an individual were a member of the Incumbent Board; or
     (d) the sale, transfer or other disposition of all or substantially all of Trident’s assets.
Only employment that is involuntarily terminated without Cause or voluntarily terminated with Good Reason upon or within two (2) years following the effective date of a Change in Control will be deemed to constitute a Qualifying Event.
“Cause” means misconduct, including but not limited to: (a) conviction of a felony or any crime under the laws of the United States or any state thereof involving moral turpitude or dishonesty; (b) participation in a fraud or act of dishonesty against Trident; (c) willful conduct by you which, based upon a reasonable determination by Trident, demonstrates gross unfitness to serve (other than as a result of total or partial incapacity due to physical or mental illness); or (d) intentional, material violation by you of any contract between you and Trident or any statutory duty of you to Trident that is not corrected within thirty (30) days after written notice to you.

September 19, 2007
Sylvia D. Summers

“Good Reason” means the occurrence of any of the following conditions without your express written consent, which condition(s) remain(s) in effect thirty (30) days after your written notice to the Board of Directors of Trident or its successor of such condition(s):
     (a) a material, adverse change in your authority, duties or responsibilities which is not effected for disability or for Cause;
     (b) a material diminution of the budget over which you have authority (including, without limitation, as a result of a reduction of the lines of business, operating divisions or functional departments reporting to you), which is not effected for disability or for Cause;
     (c) a material diminution in your base salary and/or target bonus as in effect immediately prior to such reduction;
     (d) your relocation to a facility or a location more than 50 miles from Trident’s principal headquarters at the time you commence employment; or
     (e) a material breach by Trident or any successor to Trident of any of the material provisions of your employment offer letter;
provided, that such written notice must be given within thirty (30) days following the first occurrence of any of the foregoing conditions and your resignation must occur within three (3) months following the first occurrence of such condition.

/s/ Sylvia D. Summers
Sylvia D. Summers